EXHIBIT 3(viii)

                            ARTICLES OF INCORPORATION
                                       OF
                                     ATN INC


WE, THE UNDERSIGNED natural persons of the age of twenty--one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE 1
                                      NAME

The name of this corporation is ATN, INC.

                                   ARTICLE II
                                    DURATION

The duration of this corporation is perpetual.

                                   ARTICLE III
                                     PURPOSE

The purpose or purposes for which this corporation is organized are:

a)  To engage in the business of television production, sales and advertising.

b) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its Own Corporation securities or stock or other securities, including without limitation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates. receipts or other instruments representing rights or interest therein or any property or assets created or issued by any person, or subdivision, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.



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c)  To do each and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.


                                   ARTICLE IV
                                      STOCK

The aggregate number of shares which this corporation shall have authority to issue is 100,000 shares of no par value stock. All stock of the corporation shall be of the same class, common and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.


                                    ARTICLE V
                                    AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.


                                   ARTICLE VI
                               SHAREHOLDER RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall have pre-emptive rights to acquire unissued shares of the stock of this corporation.

At each election of Directors, every shareholder entitled to vote at such election shall have the right to accumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or be distributing such votes on the same principle among any number of such candidates.



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                                   ARTICLE VII
                                 CAPITALIZATION

This corporation will not commence business until consideration of a value of at least ONE THOUSAND ($1,000.00) DOLLARS has been received for the issuance of shares.


                                  ARTICLE VIII
                            INITIAL OFFICE AND AGENT

The address of this corporation's initial registered office and the name of its original registered agent at such address is:

William L. Waite, III.
1420 East 800 North
Orem, Utah 84059


                                   ARTICLE IX
                                    DIRECTORS

 The number of Directors constituting the initial Board of Directors of this corporation is three (3) . The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

 Kraig T. Higginson
 10 South State Street
 Lindon, Utah 84062

 David W West
 10 South State Street
 Lindon, Utah 84062

 William L. Waite, III
 1420 East 800 North
 Orem, Utah 84059



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                                    ARTICLE X
                                  INCORPORATORS

The names and addresses of each Incorporator are:

Kraig T. Higginson
10 South State Street
Lindon, Utah 84062

David W. West
10 South State Street
Lindon, Utah 84062

William L. Waite, III
1420 East 800 North
Orem, Utah 84059

                                  ARTICLE XI
               COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATION

No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are Directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purposes if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or
(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

Dated this 10 day of April 1984


                                             -----------------------------------
                                             Kraig T Higginson


                                             -----------------------------------
                                             David W West


                                             -----------------------------------
                                             William l Waite, III







                                  STATE OF UTAH
                                       as
                                 COUNTY OF UTAH

I, Patricia Jean Bliss a Notary public, hereby certify that on the 12th. day of April 1984, Kraig T. Higginson, David W. West, and William L. Waite, III, personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

SIGNED AND DATED the day and year first above written.


                                             -----------------------------------
                                             NOTARY PUBLIC

                                             Residing at:
                                             -----------------------------------

My Commission Expires:
12-17-85
---------------------------------------

                                     BY LAWS

                                       OF

                                     ATN INC

                          APPROVED BY RESOLUTION OF THE

                   BOARD OF DIRECTORS DATED JANUARY 26, 1987.

                                   ARTICLE I
                                   ---------
                                     OFFICES
                                     -------

SECTION 1.01. -  LOCATION OF OFFICES

The Corporation may maintain such offices, within or without the State of Utah, as the Board of Directors may from time to time designate.

SECTION 1.02 - PRINCIPAL OFFICE

The address of the principal office of the Corporation shall be 890 Quail Valley Drive, Provo, Utah 84604. The address of the principal office may be changed by the Board of Directors at any time..


                                   ARTICLE II
                                   ----------
                                  SHAREHOLDERS
                                  ------------


SECTION 2.01 - ANNUAL MEETING

The annual meeting of the shareholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of shareholders shall be held on the first Wednesday in May of each year at such time as is provided for in the notice of the meeting, provided that, whenever such date falls on a legal holiday, the meeting shall be held on the next succeeding business day. At the meeting, directors shall be elected and any other proper business may be transacted. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

SECTION 2.02 - SPECIAL MEETINGS

Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, by any Vice-President or by the Board of Directors and shall be immediately called by the President, or in his absence or



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disability, by a Vice-President, or by the Secretary, upon the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting such written request to state the purpose, or purposes, of the meeting and to be delivered to the President, such Vice-President or the Secretary. In case of failure to call such meeting within twenty (20) days after such request, such shareholder or shareholders may call the same. (16-10-26)*

SECTION 2.03 - PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice, signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the Corporation.

SECTION 2.04 - NOTICE OF MEETINGS.

Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. A waiver of notice, in writing, signed by all of the shareholders, shall be the equivalent to giving such notice as set forth above.
(16-10-27)

SECTION 2.05 - CLOSING OF STOCK TRANSFER BOOKS

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a period not to exceed, in any case, fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. (16-10-28)

*(CITATIONS IN PARENTHESES ARE TO THE UTAH CODE ANNOTATED, AS AMENDED. THESE CITATIONS ARE FOR REFERENCE ONLY AND SHALL NOT CONSTITUTE A PART OF THESE BYLAWS).



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SECTION 2.06 - VOTING LIST

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of the shareholders of the Corporation or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. (16-10-29)

SECTION 2.7 - QUORUM

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall constitute the act of the shareholders, unless the vote of a greater number of shares or voting by classes is required by Utah law, the Articles of Incorporation of the Corporation, or these Bylaws. (16-10-30)

SECTION 2.08 - PROXIES

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. (16-10-31)

SECTION 2.09 -  VOTING SHARES

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation of this Corporation as permitted by the Utah Business Corporation Act. (16-10-31)

SECTION 2.10 -  VOTING OF SHARES BY CERTAIN HOLDERS.

Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares (16-10-31)

SECTION 2.11 - SHAREHOLDER ACTION BY CONSENT

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders. may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. (16-10-138)

SECTION 2.12 - EXAMINATION BY SHAREHOLDERS OF BOOKS AND RECORDS

Any person who is a shareholder of record, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the Corporation's books and records of account, minutes, and record of shareholders and to make extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. Upon the written request of any shareholder, the Corporation shall mail to such shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations. (16-10-47)


                                  ARTICLE III
                                  -----------
                               BOARD OF DIRECTORS
                               ------------------

SECTION 3.01 -  GENERAL POWERS

The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation or by these Bylaws, vested solely in the shareholders of the Corporation.

SECTION 3.02 - NUMBER, TENURE AND QUALIFICATIONS

The exact number of directors shall be specified from time to time by resolution of the Board of Directors, but shall not be less than three (3). Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and shall qualify. Directors need not be residents of the State of Utah or shareholders of the Corporation. (16-10-34)

SECTION 3.03 - REGULAR MEETINGS

The Board of Directors may provide by resolution the time and place, either within or without the State of Utah, for the holding of regular meetings without notice other than such resolution. (16-10-40)

SECTION 3.04 - SPECIAL MEETINGS .

Special meetings of the Board of Directors may be called by or at the request of the President, Vice--President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors.

SECTION 3.05 - NOTICE

Notice of the time and place of any special meeting shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail, at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the meeting begins. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director. Any director may waive notice of any meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting.

SECTION 3.06 - QUORUM

A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice (16-10-38)

SECTION 3.07 - MANNER OF ACTING

The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation of the Corporation or these Bylaws, be the act of the Board of Directors. (16-10-38)

SECTION 3.08 - VACANCIES AND NEWLY CREATED DIRECTORSHIPS

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board of Directors unless otherwise provided in the Articles of Incorporation, such appointment to be until the next annual meeting or a special meeting of the shareholders called for the purpose of electing a director to the office so created. Any directorship to be filled by reason of the removal of one or more directors by the shareholders may be filled by election by the shareholders at the meeting at which the director or directors are removed. (16-10-36)

SECTION 3.09 - COMMITTEES

The Board of Directors, by resolution adopted by the majority of the number of directors, may designate a committee or committees consisting of not less than two directors which committee or committees, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority so provided. (16-10-39)

SECTION 3.10 - COMPENSATION

By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.11 - PRESUMPTION OF ASSENT

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. (16-10-44)

SECTION 3.12 - RESIGNATIONS

A director may resign at any time by delivering a written resignation to either the Chairman of the Board of Directors, the President, a Vice-President, or the Secretary or Assistant Secretary, if any. Unless otherwise provided in the resignation, the resignation shall become effective on its delivery to an officer or director of the Corporation.

SECTION 3.13 - ACTION OF THE BOARD OF DIRECTORS BY CONSENT

Any action required to be taken at a meeting of the directors of the Corporation or any other action which may be taken at a meeting of the directors or of a connittee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee (16-10-40)

SECTION 3.14 - MEETINGS BY TELEPHONE CONFERENCE CALL

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. (16-10-40)

SECTION 3.15 - REMOVAL OF DIRECTORS

At a shareholders' meeting called expressly for that purpose, directors may be removed in the manner provided in this section, unless otherwise provided by the Articles of Incorporation. One or more directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors. If at the time ofany shareholders' meeting called for such purpose the shareholders are entitled to cumulate their votes for directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes of a sufficient number of shares are cast against his removal which, if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part, would be sufficient to elect him. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this section shall apply, in respect of the removal of a director or a director so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. (16-10-37)


                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

SECTION 4.01 - NUMBER

The officers of the Corporation shall be a President, one or more
Vice--Presidents, as shall be determined by resolution of the Board of Directors, a Secretary, a Treasurer and such other officers as may be appointed by the Board of Directors. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board. The Board of Directors also may appoint a General Manager. (16-10-45)

SECTION 4.02 - ELECTION, TERM OF OFFICE AND QUALIFICATIONS

The officers shall be chosen by the Board of Directors annually at its annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter at any regular or special meeting of the Board of Directors as is convenient. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until his resignation or removal in the manner provided in these Bylaws. Any one person may hold any two or more of such offices, except the offices of President and Secretary shall not be held by the same person. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. The Chairman of the Board, if any, shall be and remain a director of the Corporation during the term of his office. No other office must be filled by a director. (16-10-45)

SECTION 4.03 - SUBORDINATE OFFICERS ETC.

The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be shareholders or directors.

SECTION 4.04 - RESIGNATIONS

Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 4.05 - REMOVAL

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any subordinate officer or agent appointed by an officer or agent in accordance with the provisions of Section 4.03 hereof may also be removed, for the reasons set forth above by any officer upon whom such power of removal shall have been conferred by the Board of Directors. (16-10-46)

SECTION 4.06 - VACANCIES AND NEWLY CREATED OFFICES

A vacancy in any office by reason of death, resignation, removal, disqualification, the creation of a new office or otherwise, may be filled by the Board of Directors at any regular or special meeting.

SECTION 4.07 - THE CHAIRMAN OF THE BOARD

The Chairman of the Board shall have the following powers and duties:

        (a)     He shall preside at all shareholders' meetings.
        (b)     He shall preside at all meetings of the Board of Directors.
        (c)     He shall be a member of the Executive Committee, if any.

SECTION 4.08 - THE PRESIDENT

The President shall have the following powers and duties:

a) If no General Manager has been appointed, he shall be the chief executive officer of the Corporation, and, subject to the directions of the Board of Directors, shall in general supervise and control all of the business, affairs, and property of the Corporation, including supervising its officers, employees and agents.

b) If no Chairman of the Board has been chosen, or if such officer is absent or disabled, he shall, when present, preside at meetings of the shareholders and Board of Directors.

c)  He shall be a member of the Executive Committee, if any.

e) He shall cause to be kept correct books of account of all the business and transactions of the Corporation and shall exhibit such books to any directors upon request during business hours.

f) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

g) He shall perform all duties incident to tim office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 4.12 - ASSISTANT SECRETARIES AND TREASURERS

The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorised by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

SECTION 4.13 -  GENERAL MANAGER

The Board of Directors may employ and appoint a General Manager who may be one of the officers or directors of the Corporation. The General Manager, if any, shall have the following powers and duties:

a) He shall be the chief executive officer of the Corporation and, subject to the directions of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and general supervision over its officers, employees, and agents.

b) He shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors.

c) Subject to the approval of the Board of Directors or the Executive Committee, if any, he shall employ all employees of the Corporation, or delegate such employment to subordinate officers, or division chiefs, and shall have authority to discharge any person so employed.

d) He shall make a report to the President and the Board of Directors quarterly, or more often if required to do so, setting forth the results of the operations under his charge. together with suggestions looking to the improvement and betterment of the condition of the Corporation, and he shall perform such other duties as the Board of Directors shall require.

SECTION 4.14 - SALARIES

The salaries or other compensation. of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.

SECTION 4.15 - SURETY BONDS

In case the Board of Directors shall so require, any officer or agent of the Corporation shall provide the Corporation with a bond, in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the Corporation which may come under his responsibility.

                                   ARTICLE V
                                   ---------
                  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                  --------------------------------------------
                         AND DEPOSIT OF CORPORATE FUNDS
                         ------------------------------

SECTION 5.01 - INSTRUMENTS

The Board of Directors may authorize any officer, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the Corporation, and such authority may be general or confined to specific instances.

SECTION 5.02 - LOANS

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the Corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

SECTION 5.03 - DEPOSITS

All monies of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized so to do by the Board of Directors.

SECTION 5.04 - CHECKS, DRAFTS ETC.

All checks, drafts. acceptances, notes, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

SECTION 5.05 - BONDS AND DEBENTURES

Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice--President and by the Secretary and sealed with the seal of the Corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporations officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

SECTION 5.06 - SALE, TRANSFER ETC., OF SECURITIES

Sales, transfers, endorsements, and assignments of shares of stocks, bonds, and other securities owned by or standing in the name of the Corporation and the execution and delivery on behalf of the Corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the President, or by any Vice--President, together with the Secretary, or by any officer or agent thereunto authorized by the Board of Directors.

SECTION 5.07 PROXIES

Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the Corporation by the President or any vice--President and the Secretary of the Corporation or by any officer or agent thereunto authorized by the Board of Directors.

                                   ARTICLE VI
                                   ----------
                                  CAPITAL STOCK
                                  -------------

SECTION 6.01

STOCK CERTIFICATES. The shares of the Corporation shall be represented by certificates signed by the president or a Vice-President and the Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice-President and the Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Every certificate representing shares issued by the Corporation which is authorized to issue shares of more than one class shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof:

a)  The state in which the Corporation is organized.

b)  The name of the person to whom the certificate is issued.

c) The number and class of shares, and the designation of the series, if any, which such certificate represents.

d) The par value of each share represented by such certificate, or a statement that the shares are without par value.

No certificate shall be issued for any share until such share is fully paid. There shall be entered upon the stock transfer books of the Corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled" with the date of cancellation. (16-0-21)

SECTION 6.02 - TRANSFER OF STOCK

Transfers of stock shall be made only upon the stock transfer books of the Corporation kept of an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 6.07 of this Article VI, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. Except as provided by law, the Corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

SECTION 6.03 - REGULATIONS

Subject to the provisions of this Article VI and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the stock of the Corporation.

SECTION 6.04 - MAINTENANCE OF STOCK TRANSFER BOOK AND SHAREHOLDER RECORD

Except as otherwise provided in Section 6.02 of this Article VI, a stock transfer book (or books where more than one kind, class or series of stock is outstanding) and a shareholder record shall be kept at the principal place of business of the Corporation in Provo, Utah. The stock transfer book shall contain, in alphabetical order, the names of the original shareholders of the Corporation, their addresses, their interest, the amount paid on their shares of stock, and all transfers and transferees thereof and the number and class of the shares held by each. The shareholder record shall contain, in alphabetical order, a record of the Corporations shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. The stock transfer book and shareholder record shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same. (16-10-47)

SECTION 6.05  TRANSFER AGENTS AND REGISTRARS

The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.

SECTION 6.06 - CLOSING OF STOCK TRANSFER BOOKS AND FIXING OF RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books be closed for a period not to exceed, in any case, fifty (50) days.

If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for, at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholder: entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. (16-10-28)

SECTION 6.07 - LOST OR DESTROYED CERTIFICATES

In the event of the loss, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                                  ARTICLE VII
                                  -----------
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES
                    ----------------------------------------

SECTION 7.01 - HOW CONSTITUTED

The Board of Directors, by resolution adopted by the majority of the number of directors, may designate an Executive Committee and such other committees as the Board of Directors may deem appropriate, each of which committees shall consist of two or more directors. Members of the Executive Committee and of any such other committee shall be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the Executive Committee or any such other committee. Each member of the Executive Committee and of any such other committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these Bylaws. (16-10-39)

SECTION 7.02 - POWERS

During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation, except for the power to fill vacancies in the Board of Directors or to amend these Bylaws and except for such powers as by law may not be delegated by the Board of Directors to an Executive Committee.

SECTION 7.03 - PROCEEDINGS

The Executive Committee, and such other committees as may be designated hereunder by the Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and upon such notice (or without notice) as it shall determine from time to time. It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

SECTION 7.04 - QUORUM AND MANNER OF ACTING

At all meetings of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, the presence of members constituting two-thirds of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of two-thirds of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, shall act only as a committee and the individual members thereof shall have no powers as such.

SECTION 7.05 - TELEPHONE CONFERENCE CALL COMMITTEES

Members of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, may participate in a meeting of the committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such a meeting.

Action may be taken by any committee without a meeting if all members thereof consent in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

SECTION 7.06 - RESIGNATIONS

Any member of the Executive Committee, and of such other committees as may be designated hereunder by the Board of Directors, may resign at any time by delivering a written resignation to either the Chairman of the Board, if any, the president, the Secretary, or Assistant Secretary, if any, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 7.07 - REMOVAL

The Board of Directors may at any time remove any member of the Executive Committee or of any other committee designated by it hereunder either with or without cause.

SECTION 7.08 - VACANCIES

If any vacancy shall occur in the Executive Committee or of any other committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, shall continue to act. Such vacancy may be filled at any meeting of the Board of Directors.

SECTION 7.09 - COMPENSATION

The Board of Directors may allow a fixed sum and expenses of attendance to any member of the Executive Committee or of any other committee designated by it hereunder who is not an active salaried employee of the Corporation for attendance at each meeting of such committee.

                                  ARTICLE VIII
                                  ------------
                                 INDEMNIFICATION
                                 ---------------

SECTION 8.01 - INDEMNIFICATION OF THIRD PARTY ACTIONS

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. (16-10-4)

SECTION 8.02 - INDEMNIFICATION OF CORPORATE ACTIONS

The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount or amounts unless it ultimately be determined that he is to be indemnified by the Corporation as authorized by this Article VIII. (16-10-4)

SECTION 8.06 - SCOPE OF INDEMNIFICATION

The indemnification authorized by this Article VIII shall apply to all present and future directors, officers, employees, and agents of the Corporation and shall continue as to such persons who cease to be directors, officers, employees, or agents of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law. (16-10-4)

SECTION 8.07 - INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against any such liability under the provisions of this Article VIII or the laws of the State of Utah, as the same may hereafter be amended or modified. (16-10-4)

                                   ARTICLE IX
                                   ----------
                                   FISCAL YEAR
                                   -----------

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE X
                                   ---------
                                    DIVIDENDS
                                    ---------

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                                   ARTICLE XI
                                   ----------
                                   AMENDMENTS
                                   ----------

These Bylaws may be amended by the Board of Directors at any meeting or by the shareholders at any meeting